Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 5

TO

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of November 20, 2013

THIS AMENDMENT NO. 5 (this “Amendment”) is entered into as of November 20, 2013 by and among Consumers Receivables Funding II, LLC, a Delaware limited liability company (the “Seller”), Consumers Energy Company, a Michigan corporation (“Consumers”), as initial servicer (the “Servicer”), the entities party hereto from time to time as Conduits (together with any of their respective successors and assigns hereunder, the “Conduits”), the entities party hereto from time to time as Financial Institutions (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), the entities party hereto from time to time as Managing Agents (together with any of their respective successors and assigns hereunder, the “Managing Agents”) and The Bank of Nova Scotia, (“BNS”), as assignee of JPMorgan Chase Bank, N.A., as administrative agent for the Purchasers (together with its successors and assigns hereunder, the “Administrative Agent”).

PRELIMINARY STATEMENT

The Seller, the Servicer, the Conduits, the Financial Institutions, the Managing Agents and the Administrative Agent are parties to that certain Amended and Restated Receivables Purchase Agreement dated as of November 23, 2010 (as amended prior to the date hereof and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “RPA”). Terms used herein and not otherwise defined herein shall have the meanings assigned in the RPA.

The parties to the RPA enter into this Amendment to provide for certain modifications to the terms and provisions of the RPA as more particularly set forth hereinbelow.

NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.        Amendments to the RPA. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the RPA is hereby amended as follows:

1.1. Section 10.3 of the RPA is hereby amended to restate clause (a) in its entirety as follows:

(a) If any Regulatory Change (i) subjects any Purchaser or any Funding Source to any charge or withholding on or with respect to any Funding Agreement or this Agreement or a Purchaser’s or Funding Source’s obligations under a Funding Agreement or this Agreement, or on or with respect to the

Receivables, or changes the basis of taxation of payments to any Purchaser or any Funding Source of any amounts payable under any Funding Agreement or this Agreement (except for changes in the rate of tax on the overall net income of a Purchaser or Funding Source or taxes excluded by Section 10.1) or (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of a Funding Source or a Purchaser, or credit extended by a Funding Source or a Purchaser pursuant to a Funding Agreement or this Agreement or (iii) imposes any other condition the result of which is to increase the cost to a Funding Source or a Purchaser of performing its obligations under a Funding Agreement or this Agreement, or to reduce the rate of return on a Funding Source’s or Purchaser’s capital or assets as a consequence of its obligations under a Funding Agreement or this Agreement, or to reduce the amount of any sum received or receivable by a Funding Source or a Purchaser under a Funding Agreement or this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, within 30 days after demand by the Administrative Agent, Seller shall pay to the Program Agent, for the benefit of the relevant Funding Source or Purchaser, such amounts charged to such Funding Source or Purchaser or such amounts to otherwise compensate such Funding Source or such Purchaser for such increased cost or such reduction. The term “Regulatory Change” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy or liquidity coverage) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any Governmental Authority, Accounting Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency; provided that for purposes of this definition, compliance with, (x) the United States bank regulatory rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modification to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted on December 15, 2009, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (z) all requests, rules, guidelines and directives, including without limitation, Basel III, promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, issued or implemented. Seller acknowledges that any Purchaser or Conduit Funding Source may institute measures in anticipation of a Regulatory Change, and may commence allocating charges to or seeking compensation from Seller under this Section 10.3, in advance of the effective date of such Regulatory Change and Seller agrees to pay such charges or compensation to the Program Agent, for the benefit of such Purchaser or Funding Source, following demand therefor without regard to whether such effective date has occurred. Seller further acknowledges that any charge or compensation demanded hereunder may take the form of a monthly charge to be assessed by such Purchaser.

1.2. Exhibit I to the RPA is hereby amended to delete the definitions therein of “Applicable Maximum Purchaser Interest”, “Applicable Stress Factor”, “Liquidity Termination Date”, “Net Receivables Balance”, and “SPP Arrearage Amount” and replace them with the following:

“Applicable Maximum Purchaser Interest” means 100%.

“Applicable Stress Factor” means 2.25.

“Liquidity Termination Date” means November 20, 2015.

“Net Receivables Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time, minus the sum (without duplication) of (i) the greater of (a) $3,000,000 and (b) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor, (ii) the Excess Unbilled Receivables Amount at such time, (iii) the aggregate Outstanding Balance of Unapplied Cash and Credits at such time, (iv) the Customer Deposits at such time, (v) the Unbilled Receivables Offset Amount at such time, (vi) the Excess Government Receivables Amount at such time, (vii) the Excess Non-Energy Receivables Amount at such time and (viii) the Excess SPP Arrearage Amount.

“SPP Arrearage Amount” means, at any time, 9% of the aggregate Outstanding Balance of all Eligible Receivables at such time.

1.3. Exhibit I to the RPA is hereby further amended to add the following definition in the appropriate alphabetical order:

“Excess SPP Arrearage Amount” means at any time, an amount equal to the positive difference, if any, between (i) the SPP Arrearage Amount as of such time and (ii) 2.5% of the aggregate Outstanding Balance of all Eligible Receivables at such time.

2.        Conditions Precedent. This Amendment shall become effective and be deemed effective, as of the date first above written, upon the latest to occur of receipt by the Administrative Agent of one copy of each of this Amendment.

3.        Covenants, Representations and Warranties of the Seller and the Servicer.

3.1.        Upon the effectiveness of this Amendment, each of the Seller and the Servicer hereby reaffirms all covenants, representations and warranties made by it in the RPA, as amended, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

3.2.        Each of the Seller and the Servicer hereby represents and warrants as to itself (i) that this Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies and (ii) upon the effectiveness of this Amendment, that no event shall have occurred and be continuing which constitutes an Amortization Event or a Potential Amortization Event.

4.        Fees, Costs, Expenses and Taxes. Without limiting the rights of the Administrative Agent, the Managing Agents and the Purchasers set forth in the RPA and the other Transaction Documents, the Seller agrees to pay on demand all reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Managing Agents and the Purchasers incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith and with respect to advising the Administrative Agent and the Purchasers as to their rights and responsibilities hereunder and thereunder.

5.        Ratification. The RPA, as amended hereby, is hereby ratified, approved and confirmed in all respects.

6.        Reference to Agreement. From and after the effective date hereof, each reference in the RPA to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the RPA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the RPA as amended by this Amendment.

7.        CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.        Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.        Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

CONSUMERS RECEIVABLES FUNDING II, LLC, as Seller

By: /s/ DV Rao
Name:	Venkat Dhenuvakonda Rao
Title:	President, Chief Executive Officer,
Chief Financial Officer and Treasurer

CONSUMERS ENERGY COMPANY, as Servicer

By: /s/ DV Rao
Name:	Venkat Dhenuvakonda Rao
Title:	Vice President and Treasurer

Signature Page to

Amendment No. 5 to Amended and Restated Receivables Purchase Agreement

BNS PURCHASER GROUP:

LIBERTY STREET FUNDING LLC, as a Conduit

By: /s/ Jill Russo
Name: Jill A. Russo
Title: Vice President

THE BANK OF NOVA SCOTIA, as a Financial Institution, as a Managing Agent and as Administrative Agent

By: /s/ Thane Rattew
Name: THANE RATTEW
Title: MANAGING DIRECTOR

Signature Page to

Amendment No. 5 to Amended and Restated Receivables Purchase Agreement